Exhibit 5.2

December 2, 2024

Blackstone Inc.

345 Park Avenue

New York, New York 10154

Re: Blackstone Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as special Québec counsel to Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. (“Blackstone Holdings III and Blackstone Holdings IV” and also referred to herein as the “Québec Guarantors”), in connection with the Registration Statement on Form S 3 including all amendments or supplements thereto dated December 2, 2024, filed by the Company, with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) (including its exhibits, the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act, the offering of certain securities of the Company and certain of its Subsidiaries, which may be guaranteed by the Québec Guarantors (each, a “Guarantee”).

EXAMINATION OF DOCUMENTS

In rendering the opinions set forth in this letter, we have examined:

(i)	the Registration Statement;

(ii)	the limited partnership agreements, as amended and restated, of the Québec Guarantors (the “Partnership Agreements”), among the general partners and the limited partners party thereto;

(iii)	the certificates of attestation issued by the Registraire des entreprises for each of the Québec Guarantors dated November 22, 2024.

For the purposes of the opinions expressed below, we have considered such questions of law as we have deemed necessary and have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and such other certificates, documents and records as we have considered necessary or relevant and have relied, without independent verification or investigation, on all statements as to matters of fact contained in such documents.

This opinion is being provided at the request of the Company.

Unless otherwise defined herein, capitalized terms have the meaning given to them in the Indenture.

ASSUMPTIONS AND RELIANCE

For the purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, that:

(a)

with respect to all documents examined by us, the signatures are genuine, the individuals signing such documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and certified, conformed or photocopied copies, or copies transmitted electronically or by facsimile, conform to the authentic original documents;

(b)

the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided pursuant thereto are and remain accurate and complete; and

(c)	the facts stated in the Certificates of Attestation are accurate as of the date given and continue to be true as of the date hereof.

LAWS ADDRESSED

The opinions expressed in this letter are limited to the laws of the Province of Québec and the federal laws of Canada applicable therein.

OPINIONS

We are of the opinion, based upon the foregoing and subject to the qualifications stated in this letter, that:

1.

Each of the Québec Guarantors has been duly formed and organized, is validly existing as a limited partnership under the laws of Québec, is duly registered under An Act respecting the legal publicity of enterprises (Québec) (the “Publicity Act”), is not in default of its obligations to file annual declarations pursuant to the Publicity Act and is not in noncompliance with any request made under Section 73 of the Publicity Act.

2.

Each of the Québec Guarantors has the partnership power and authority to own or lease its property and has taken all necessary corporate action to authorize the execution, delivery and performance by the Québec Guarantors of its obligation under the Guarantees.

3.

Upon the authorization, execution and unconditional delivery of a Guarantee by the Québec Guarantors, such Guarantee will have been duly executed and delivered by the Québec Guarantors and will constitute the legal valid and binding obligations of the Québec Guarantors enforceable in accordance with its term.

This opinion is for the benefit of its addressees in connection with the filing of the Registration Statement, and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus included in the Registration Statement. In giving the consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated under it. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated herein.

Yours very truly,

/s/ GOWLING WLG (CANADA) LLP

GOWLING WLG (CANADA) LLP